UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2007 (May 7, 2007)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1500, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.

We issued a press release on May 8, 2007, announcing the pricing on that date of our public offering of 99,418 Employee Stock Option Appreciation Rights Securities, Series 2007 (the “ESOARS™,” and each unit thereof, an “ESOARS™ Unit”) pursuant to an auction conducted by Zions Direct, Inc., an affiliate of ours. We offered the ESOARS™ directly to the public. The public offering was made pursuant to an effective registration statement on Form S-3 and a preliminary prospectus supplement, both of which were previously filed with the Securities and Exchange Commission. We expect to receive net proceeds of approximately $880,000 from the offering, based on the public offering price of $12.06 per ESOARS™ Unit and after deducting offering expenses. The offering is expected to close on Thursday, May 10, 2007.

We are furnishing the press release referred to above as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

Exhibit 5.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated May 9, 2007, as to the legality of the ESOARS™
Exhibit 5.2	Legal opinion of Callister Nebeker & McCullough dated May 9, 2007, as to matters of Utah law and the legality of the ESOARS™ and Common Shares
Exhibit 8.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated May 9, 2007, as to certain tax matters
Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibits 5.1 and 8.1 herewith)
Exhibit 23.2	Consent of Callister Nebeker & McCullough (contained in Exhibit 5.2 herewith)
Exhibit 99.1	Press release of Zions Bancorporation dated May 8, 2007, announcing the pricing of the ESOARS™ Units

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIONS BANCORPORATION

Date: May 9, 2007	By:	/s/ Thomas E. Laursen
Name: Thomas E. Laursen Title: Executive Vice President
General Counsel